UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2019

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A amends Item 5.07 of the Current Report on Form 8-K filed by LeMaitre Vascular, Inc. (the “Company”) with the Securities and Exchange Commission on June 6, 2019 relating to results of the votes taken at its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). This amendment discloses the decision of the Company, following the advisory vote of the stockholders, on the future frequency of the holding of an advisory vote on the compensation of the Company’s named executive officers. As previously reported, the stockholders recommended, on an advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers every one year by a vote of 9,724,741 shares for one year, 33,164 shares for two years and 5,656,117 shares for three years, with 99,328 shares abstaining and 2,450,652 broker non-votes.

(d) In accordance with the results of the stockholders’ advisory vote, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: July 25, 2019	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary